As filed with the Securities and Exchange Commission on April 27, 2017

Registration No. 333-214306

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 7

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXYGEN THERAPY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-2723728
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

233 Needham Street

Suite 300

Newton, MA 02464

617-454-1199

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yuval Kwintner

President

233 Needham Street

Suite 300

Newton, MA 02464

617-454-1199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE FOR AMENDMENT NO. 7

This Amendment No. 7 is being filed solely for the following purposes: (i) to amend the set of alternate pages reflecting the differences between the Public Offering Prospectus and the Selling Stockholder Resale Prospectus, (ii) to amend the information provided in Part II of this Registration Statement and (iii) to file Exhibit 5.1 hereto.

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EXPLANATORY NOTE

Oxygen Therapy, Inc., the registrant whose name appears on the cover of this registration statement, is a Delaware corporation.

This registration statement contains two forms of prospectus, as set forth below.

● Public Offering Prospectus. A prospectus to be used for the initial public offering by Oxygen Therapy, Inc. of up to 19,081,038 shares of our common stock, par value $0.001 per share, as a self-underwritten, “best efforts” offering.

● Selling Stockholder Resale Prospectus. A prospectus to be used in connection with the potential resale by certain selling stockholders of a total of 918,962 shares of Common Stock which includes 458,131 shares of Common Stock issued to certain investors and an additional 460,831 shares of Common Stock issuable upon exercise of warrants issued to those investors in a seed financing round.

The Public Offering Prospectus and the Selling Stockholder Resale Prospectus will be substantively identical in all respects except for the following principal points:

● they contain different front covers;

● all references in the Public Offering Prospectus to “this offering” or “this initial public offering” will be changed to “the IPO,” defined as the self-underwritten initial public offering of our common stock, in the Selling Stockholders Resale Prospectus;

● they contain different Use of Proceeds sections;

● a Shares Registered for Resale section is included in the Selling Stockholder Resale Prospectus;

● a Selling Stockholders section is included in the Selling Stockholder Resale Prospectus;

● the section “Summary—The Offering” from the Public Offering Prospectus is deleted from the Selling Stockholder Resale Prospectus;

● the section “Shares Eligible for Future Sale—Selling Stockholder Resale Prospectus” from the Public Offering Prospectus is deleted from the Selling Stockholder Resale Prospectus;

● they contain different Plan of Distribution sections; and

● they contain different back covers.

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[Alternate Page for Selling Stockholder Resale Prospectus]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April __ , 2017

Preliminary Prospectus

Oxygen Therapy, Inc.

918,962 Shares of Common Stock

This prospectus relates to the sale of up to 918,962 shares of common stock, par value $0.001 per share by the existing holders of the securities named in this prospectus, referred to as selling stockholders throughout this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders named in this prospectus. This includes 460,831 shares of common stock issuable upon the exercise of immediately exercisable warrants.

The distribution of securities offered hereby may be effected in one or more transactions that may take place on the open market, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at prices ranging between $0.35 and $1.20. If our common stock becomes listed on the OTC Bulletin Board as we intend, the sale price will be either the listed price or a privately negotiated price. The prices at which the selling security holders may sell the share s have been arbitrarily determined. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the Securities Act), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

On _______________, 2017, a registration statement under the Securities Act with respect to our self- underwritten initial public offering on a “best efforts” basis of 19,081,038 shares of our common stock was declared effective by the Securities and Exchange Commission. To date, we have received approximately $___million in net proceeds from the offering after payment of estimated expenses of the offering.

We are a Delaware corporation formed on May 20, 2016 for the purpose of developing and commercializing an innovative platform of oxygen therapeutic treatments for hypoxic conditions and necrosis prevention. Our initial targeted medical conditions are brain stroke and wound healing.

Our common stock is not listed or traded and there can be no assurance that a market for our common stock will be developed or sustained. Therefore, purchasers of our common stock registered hereunder may be unable to sell their securities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, may elect to comply with certain reduced reporting requirements after this offering. See “Prospectus Summary—Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors included in this prospectus before purchasing shares of our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS APRIL ___, 2017

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SHARES REGISTERED FOR RESALE

Overview

We have sold to the selling stockholders an aggregate of 458,131 shares of our Common Stock and warrants to purchase an additional 460,831 shares of our Common Stock with an exercise price of $1.20 per share in a private placement.

Registration Rights

We have not entered into a registration rights agreement with the selling stockholders. Accordingly, we are not required to keep the registration statement related to the sale of shares by the selling stockholders continuously effective for any particular period of time. We have registered these shares of common stock under the registration statement of which this prospectus forms a part. These shares have been registered to permit public sales of such shares, and the selling stockholders may offer these shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the shares.

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[Alternate Page for Selling Stockholder Resale Prospectus]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders. We will realize 100% of the proceeds upon the exercise price of any of the outstanding warrants to purchase an aggregate of 460,831 shares of our common stock, which are exercisable at $1.20 per share.

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[Alternate Page for Selling Stockholder Resale Prospectus]

SELLING STOCKHOLDERS

An aggregate of up to 918,962 shares of our common stock are currently being offered under this prospectus by certain of our stockholders, which includes 460,831 shares of our common stock issuable upon the exercise of immediately exercisable warrants.

The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares of common stock for resale to the public. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below. To our knowledge, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. None of the selling stockholders are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs related to preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

	Number of Shares	Number of Shares to
Name	Beneficially Owned	be Offered
Robert Basile	20,412 (1)	20,412 (1)
Laura Benoit	20,138 (2)	20,138 (2)
Moshe Haim Erder	120,560 (3)	120,560 (3)
Alan Hoberman	40,878 (4)	40,878 (4)
Miasing Hagopian	20,144 (5)	20,144 (5)
Timothy Hagopian	20,390 (6)	20,390 (6)
Hagit Chitayat Levin	50,234 (7)	50,234 (7)
Matthew Foley	60,670 (8)	60,670 (8)
Mark Shane	102,000 (9)	102,000 (9)
Itzhak Shasha	50,836 (10)	50,836 (10)
Edward Goff	100,000 (11)	100,000 (11)
Ola Soderquist	50,000 (12)	50,000 (12)
Anders Utter	10,000 (13)	10,000 (13)
David M. Hickey	20,000 (14)	20,000 (14)
Sammy Keinan	30,000 (15)	30,000 (15)
Steve Schlesinger	60,000 (16)	60,000 (16)
John McDonough	70,000 (17)	70,000 (17)
Moshe Moni Stern	50,000 (18)	50,000 (18)
Ronit Chitayat Kashi	2,700 (19)	2,700 (19)
Michael Katz	20,000 (20)	20,000 (20)

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(1) Includes 10,206 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(2) Includes 10,069 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(3) Includes 60,280 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(4) Includes 20,439 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(5) Includes 10,072 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(6) Includes 10,195 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(7) Includes 25,117 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(8) Includes 30,335 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(9) Includes 51,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(10) Includes 25,418 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(11) Includes 50,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(12) Includes 25,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(13) Includes 5,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(14) Includes 10,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(15) Includes 15,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(16) Includes 30,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(17) Includes 35,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(18) Includes 25,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

(19) Includes 2,700 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share. These warrants were issued as part of a consulting agreement.

(20) Includes 10,000 shares of common stock issuable upon the exercise of immediately exercisable outstanding warrants at a strike price of $1.20 per share.

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[Alternate Page for Selling Stockholder Resale Prospectus]

PLAN OF DISTRIBUTION

We are registering the 918,962 shares currently held by, or issuable upon exercise of warrants to, some of our stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders. The price at which the selling security holders may sell the shares have arbitrarily been determined.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares may be traded or in private transactions. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
●	as principal to facilitate the transaction;
●	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transaction;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, will be deemed “underwriters” as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” (the period of time between the filing of a preliminary prospectus with the SEC and a public offering of the securities; usually 20 days) periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

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Alternate Page for Selling Stockholder Resale Prospectus]

Through and including , 2017, (the 25th day after the date of this prospectus), all dealers effecting transactions in the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

918,962 Shares

Oxygen Therapy, Inc.

Common Stock

P R O S P E C T U S

, 2017

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,339.30
Printing and engraving expenses	$5,294.00
Accounting fees and expenses	$17,500.00
Legal fees and expenses	$41,552.00
Miscellaneous	$0.00
Total	$66,685.30

Item 14. Indemnification of Directors and Officers.

By-Laws

Pursuant to our by-laws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the by-laws.

Delaware Law

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner, he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner, he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

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Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our certificate of incorporation and by-laws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, and provided for in our organizational documents, we will indemnify each of our directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We have an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us since the formation of the Company on May 20, 2016 which were not registered under the Securities Act:

Between June 6, 2016 and August 3, 2016, we sold convertible promissory notes in the aggregate principal amount of $240,000 (the “Notes”).

Between May 20, 2016 and January 20, 2017, we sold 458,131 units of our securities at the price of $1.00 per unit, where each unit consists of one share of common stock and a warrant to purchase an additional share of common stock at an exercise price of $1.20. The preceding figures include the conversion of the principal and accumulated interest of all of the outstanding notes into units on August 19, 2016.

On November 1, 2016, we issued warrants to purchase a total of 2,700 shares of common stock at a strike price of $1.20 per share, which warrants were immediately exercisable. These warrants were issued as part of a consulting agreement.

The above referenced securities were issued by us pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, in reliance on the recipient’s status as an “accredited investor” as defined in Rule 501(a) of Regulation D.

On January 5, 2017, an aggregate of 49,200 shares of common stock were transferred from David Platt to 4,920 individual shareholders, consisting of personal and business contacts, in the amount of 10 shares to each individual shareholder.

The transfer of shares by David Platt was initially made in reliance on the position that the transfers did not constitute “sales” within the definition of “sales” set forth in Section 2(a)(3) of the Securities Act of 1933, as amended, as they did not constitute transfers “for value.” The recipients of the shares were not required to enter into any agreement nor to pay any cash consideration as a condition for receipt of the shares. However, Dr. Platt may be deemed to have received “value” for the transfers by virtue of the transfers helping to create a public market for our securities, of which Dr. Platt continues to own a significant portion. If this occurred, Dr. Platt may be deemed to have violated the securities laws by virtue of making the transfers unless the shares were either registered for transfer or another exemption from registration was available for the transfer.

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Item 16. Exhibits and Financial Statement Schedules.

(a) With the exception of Exhibits 5.1 and 23.2, which are being filed with this Amendment No. 7, Exhibits 10.7 and 23.1, which were filed with Amendment No. 6 filed with the Commission on April 12, 2017, Exhibit 10.4.1, which was filed with Amendment No. 5 filed with the Commission on March 17, 2017 and Exhibit 10.6, which was filed with Amendment No. 1 filed with the Commission on December 21, 2016, the following exhibits were filed previously as part of the initial filing of this Registration Statement on October 28, 2016:

3.1	Certificate of Incorporation of the Registrant

3.2	By-Laws of the Registrant

4.1	Form of Common Stock Certificate*

5.1	Opinion of Seyfarth Shaw LLP regarding legality

10.1	Form of Subscription Agreement relating to the private placement of securities concluded in August 2016.

10.2	Form of Warrant

10.3	Form of Employment Agreements of Executive Officers

10.4	Voting Agreement

10.4.1	Amendment No. 1 to Voting Agreement

10.5	Oxygen Therapy, Inc. 2016 Stock Incentive Plan

10.6	Patent Assignment and Agreement

10.7	Form of Subscription Agreement relating to the public offering of securities hereunder

10.8	General Release dated March 6, 2017 between the Company and Ache Stokelman

21.1	Subsidiaries of the Registrant

23.1	Consent of Liggett & Webb, P.A., independent registered public accounting firm

23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Massachusetts, on April 27, 2017.

OXYGEN THERAPY, INC.

By:	/s/ David Platt, Ph.D.
Name:	David Platt, Ph.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Yuval Kwintner	President and Director	April 27, 2017
Yuval Kwintner

/s/ David Platt, Ph.D.	Chief Executive Officer and	April 27, 2017
David Platt, Ph.D.	Chairman of the Board of Directors (principal executive officer)

/s/ Ola Soderquist	Chief Financial Officer, Treasurer and	April 27, 2017
Ola Soderquist	Director (principal financial officer)

/s/ Dale H. Conaway*	Director	April 27, 2017
Dale H. Conaway

/s/ Henry J. Esber*	Director	April 27, 2017
Henry J. Esber

/s/Alan M. Hoberman*	Director	April 27, 2017
Alan M. Hoberman

*By:	/s/ David Platt, Ph.D.
David Platt, Ph.D.
Attorney-in-Fact

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